CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on form S-1 of our report dated June 10, 2008, with respect to our audit of the financial statements of B Management, LLC as of December 31, 2007 and 2006 and for the two years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/Bernstein & Pinchuk LLP

New York, New York
July 24, 2008